Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

N-2

RoboStrategy, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	457(o)	6,587,970	$	$65,879,700.00	0.0001381	$9,097.99
Fees Previously Paid	Equity	Common Stock	(2)	457(o)	13,067,998	$	$130,679,980.00	0.0001381	$18,046.91

Total Offering Amounts:							$196,559,680.00		27,144.90
Total Fees Previously Paid:									18,046.91
Total Fee Offsets:									0.00
Net Fee Due:									$9,097.99

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, based on cost per share of $10.
(2)	The fees previously paid, were paid in connection with a registration statement on Form N-2, filed on November 7, 2025.